EXHIBIT 99.5

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, James Matthew Kessler, hereby consent to be named as a prospective director of Owens Realty Mortgage, Inc. in the Registration Statement on Form S-4 of Owens Realty Mortgage, Inc., as amended by Amendment No. 2, and any subsequent amendments thereto.

/s/ JAMES MATTHEW KESSLER

               James Matthew Kessler

Dated: January 22, 2013